Brad Kreger Formally Appointed as Permanent Chief Executive Officer at Velo3D

Board of Directors Cites Strategic Re-Alignment Success and Improved Business Momentum Over the Last 6 Months

FREMONT, California – June 17, 2024 - Velo3D, Inc. (NYSE: VLD) (the “Company” or “Velo3D”), a leading additive manufacturing technology company for mission-critical metal parts, today announced that its Board of Directors has formally appointed Brad Kreger, who has been serving as the company’s Interim Chief Executive Officer since December 2023, as the company’s permanent Chief Executive Officer. The Board of Directors cited the success of Velo3D’s re-alignment initiatives under Mr. Kreger as well as his implementation of strategic initiatives that have resulted in business momentum over the last 6 months.

“I am pleased to announce the Board has appointed Mr. Kreger as permanent Chief Executive Officer,” said Carl Bass, Chairman of the Board of Velo3D. “Under Mr. Kreger’s leadership, the company has executed on its re-alignment initiatives, materially reduced its cost structure and improved overall operating efficiency. At the same time, his customer-first go-to-market strategy has resulted in an acceleration of orders from both new and existing customer, reflecting confidence in the company’s technology as well as in its initiatives to improve customer satisfaction. We firmly believe Mr. Kreger has the right qualities and experience to position Velo3D for future success.”

Key highlights related to the company’s strategic initiatives (as of March 31, 2024) are as follows:
•Ensuring customer success / system reliability – resolved 100% of high priority tickets in the first quarter of 2024
•Increased revenue 1H24 visibility through bookings growth – $27 million in new orders booked since mid-December, with approximately 50% of orders from existing customers
•Improved Sapphire printer quality – reduced system installation time by >40% over the last 6 months
•Improved cash flow – successfully reduced year over year operating expenses by 30%, expect sequential quarterly improvement in operating cash flow for FY 2024

“I would like to thank the Board for their confidence in me, and I remain very excited about our opportunity in additive manufacturing that is transforming key industries, like defense, aerospace, and energy,” said Kreger. “Overall, I am very pleased with our strategic execution so far this year. We are successfully rebuilding our backlog and pipeline as we booked $27 million in new orders from mid-December 2023 through the first quarter of 2024, with $22 million of backlog going into the second quarter of 2024. I am especially encouraged by our increasing opportunities in the defense sector as we are the only U.S. based AM manufacturer that can meet the high quality and complexity requirements of this industry. Also, our efforts to improve system reliability are paying off as we are seeing increased orders from existing customers as well as continuing to execute on our cost realignment programs to improve margins and cash flow. We firmly believe we are well positioned to profitably capitalize on the increasing industry demand for leading-edge additive manufacturing solutions.”

About Velo3D:

Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Aerojet Rocketdyne, Lockheed Martin, Avio, and General Motors. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2023. For more information, please visit Velo3D.com, or follow the company on LinkedIn or X (formally know as Twitter).

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding the company’s bookings which may not lead to completed sales, anticipated reductions in the company’s operational expenses, the company’s expectations regarding improvements in operating cash flow, the company's expectations regarding its performance during 2024, the company's strategic realignment and initiatives, and the company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “FY 2023 10-K”), which was filed by the company with the SEC on April 3, 2024, and the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, which was filed by the company with the SEC on May 15, 2024, and the other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the company to execute its business plan, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) the company’s ability to continue as a going concern; (3) the company's ability to service and comply with its indebtedness; (4) the company's ability to regain compliance with and satisfy New York Stock Exchange Listing rules; (5) the company’s ability to raise additional capital in the future; (6) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties described in the FY 2023 10-K and the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. The company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations:
Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contact:
Velo3D

Dan Sorensen, Senior Director of PR
press@velo3d.com